
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                       6,077,258
<SECURITIES>                                         0
<RECEIVABLES>                                   35,944
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              52,719,803<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                52,719,803<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             3,771,975<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,486,450
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,252,565
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,252,565
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,252,565
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,521,198,Investment in U.S. Treasury Bills of $45,085,403 and interest receivable of $35,944.
<F2>Liabilities include redemptions payable of $2,070,649, accrued brokerage fee of $182,459, accrued administrative fees of $181,067, accrued management fees of $45,615, and accrued transaction fees and costs of $4,146.
<F3>Total revenues include realized trading revenue of $1,016,692, net change in unrealized of $1,323,814, interest income of $1,492,085 and change in valuation of Yield Pool of $(60,616).

